                                   SCHEDULE B

                                     TO THE

                             SUB-ADVISORY AGREEMENT

                                     BETWEEN

                     SEI INVESTMENTS MANAGEMENT CORPORATION

                                       AND

                          MELLON EQUITY ASSOCIATES, LLP

Pursuant to Article 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

                  SEI INSTITUTIONAL MANAGED TRUST

                  Tax-Managed Large Cap Fund                           0.15%






























AS OF SEPTEMBER 14, 1999